Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS AND SAMSUNG BIOLOGICS ANNOUNCE STRATEGIC MANUFACTURING PARTNERSHIP

Partnership Involves Commercial-scale Production of hRS7, the Antibody Used in Immunomedics’ Lead Antibody-Drug Conjugate, Sacituzumab Govitecan

Morris Plains, N.J., and Incheon, South Korea, September 12, 2018 — Immunomedics, Inc., (NASDAQ: IMMU) and Samsung BioLogics Co., Ltd. today announced the companies have entered into a long-term manufacturing partnership agreement under which Samsung will manufacture Immunomedics’ proprietary humanized antibody, hRS7, at its manufacturing facilities in Incheon, South Korea.

“This agreement is an important part of our overall strategy to further enhance our supply chain and continue to improve our cost-structure,” said Dr. Morris Rosenberg, Chief Technology Officer of Immunomedics. “We look forward to working closely with Samsung BioLogics, a world-renowned contract manufacturer, to ensure we have sufficient long-term supply of our lead antibody-drug conjugate, sacituzumab govitecan, as we advance it into additional patient segments and earlier lines of breast and urothelial cancers, as well as broadening into other cancer indications and expanding the company’s ex-US geographic footprint.”

Technology transfer and engineering runs for the new antibody production are currently underway, with commercial production expected to begin in 2020, subject to regulatory approval.

“We are pleased to enter into this strategic manufacturing partnership with Immunomedics, a fast-growing company that is striving to become a global leader in the field of antibody-drug conjugates,” said Dr. Tae-Han Kim, CEO of Samsung BioLogics. “We are excited to be part of a team that is working to provide new and innovative treatments for patients with unmet need.”

About Sacituzumab Govitecan

Sacituzumab govitecan, Immunomedics’ most advanced product candidate, is a novel, first-in-class antibody-drug conjugate (ADC). It is currently under review by the U.S. Food and Drug Administration for accelerated approval as a treatment of patients with metastatic triple-negative breast cancer who previously received at least two prior therapies for metastatic disease. If approved, sacituzumab govitecan would be the first and only ADC approved for the treatment of metastatic triple-negative breast cancer.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer and other serious diseases. Immunomedics’ corporate objective is to become a fully-integrated biopharmaceutical company and a leader in the field of antibody-drug conjugates. For additional information on the Company, please visit its

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website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

About Samsung BioLogics

Samsung BioLogics is a global full-service provider of quality-driven contract process development and cGMP manufacturing to the global biopharmaceutical industry. Its facilities are custom designed for monoclonal & recombinant production with maximum flexibility. Its one-stop services include cell line generation, process and analytical method development, analytical services, clinical and commercial bulk cGMP manufacturing of drug substance and drug product including quality assurance, quality control, regulatory compliance standards & support for its customers. For additional information about the company, please visit http://www.samsungbiologics.com.

Immunomedics cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing and approval timelines for BLAs and BLA supplements, out-licensing arrangements, forecasts of future operating results, potential collaborations, capital raising activities, and the timing for bringing any product candidate to market, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Dr. Chau Cheng

(973) 531-9123

ccheng@immunomedics.com

Media Contact:

Kara Golub

(973) 998-3344

kgolub@immunomedics.com

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